Exhibit 10.16

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to the Amended and Restated Employment Agreement (this “Amendment”) dated as of March 15, 2005 (the “Effective Date”) between Teleglobe Canada ULC (the “Company”) and Richard Willett (the “Executive”).

WHEREAS, the Parties entered into the Amended and Restated Employment Agreement dated as of March 26, 2004 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in connection with the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Section 2 of the Agreement is hereby amended by deleting the second and third sentences of the section in their entirety and replacing those sentences with the following:

The Executive will serve in the capacity of Executive Vice President and Chief Operating Officer of the Company and shall report to the Chief Executive Officer of the Company (the “CEO”). The Executive will perform such executive duties related to the businesses of the Company as may be assigned to him from time to time by the CEO consistent with the Executive’s position as Executive Vice President and Chief Operating Officer of the Company.

2.	Section 3 of the Agreement is hereby amended by replacing the annual base salary set forth in the Agreement with an annual base salary of Four Hundred Sixty Two Thousand Nine Hundred Eighty-Five Dollars (CDN $462,985.00). The annual base salary adjustment shall be retroactively effective to January 10, 2005.

3.	The first paragraph of Section 10(c) of the Agreement is hereby deleted in its entirety and replaced with the following provision:

Termination Without Cause or for Good Reason. The Company may terminate Executive’s employment without Cause at any time without notice and the Executive may terminate his employment with Good Reason upon thirty (30) days prior written notice to the Company. If during the Term the Company terminates the Executive without Cause or the Executive terminates his employment with Good Reason (as defined below), the Executive shall receive (i) a lump sum payment equal to his Base Salary (subject to compliance with the provisions of Section 9 hereof), (ii) a pro rata portion of the bonus set forth in Section 4 for the year of termination based on the period of the fiscal year in which the Executive was employed prior to termination and the achievement of any applicable annual performance targets under the Bonus Program for the fiscal year in which the termination occurs (such bonus, if any, shall be paid to the Executive within thirty (30) days after the determination of the achievement of the applicable performance targets), (iii) expenses under Section 6 incurred to the date of termination but not yet reimbursed to the Executive (such expenses to include cost of repatriation of personal effects to the United States); and (iv) any tax equalization amount calculated under Section 5 hereof.

4.	Defined terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute one and the same instrument.

6.	This Amendment may be executed by facsimile and the facsimile execution pages will be binding upon the executing Party to the same extent as the original executed pages. The executing Party shall provide originals of the facsimile execution pages for insertion into the Amendment in place of the facsimile page.

7.	Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed the Amendment as of the date first above written.

TELEGLOBE CANADA ULC		RICHARD WILLETT

Signature:	/s/ Liam Strong	Signature:	/s/ Richard Willett

Liam Strong, Chief Executive Officer

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (this “Amendment”) dated as of March 15, 2005 (the “Effective Date”) between Teleglobe International Holdings Ltd f/k/a Teleglobe Bermuda Holdings Ltd (the “Company”) and Richard Willett (the “Executive”).

WHEREAS, the Parties entered into the Employment Agreement dated as of March 26, 2004 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in connection with the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following provision:

Duties. The Company shall employ the Executive effective as of the Effective Time to render, subject to the last sentence of this Section 2, services to the Company. The Executive will serve in the capacity of Executive Vice President and Chief Operating Officer of the Company and shall report to the Chief Executive Officer of the Company (the “CEO”). The Executive will perform such executive duties related to the businesses of the Company as may be assigned to him from time to time by the CEO consistent with the Executive’s position as Executive Vice President and Chief Operating Officer of the Company.

The Executive will devote all his full working-time and attention to the performance of such duties and to the promotion of the business and interests of the Company and its affiliates. This provision, however, will not prevent the Executive from investing his funds or assets in any form or manner, or from acting as and advisor to or a member of, the board of directors of any companies, businesses, or charitable organizations, so long as such actions do not violate the provisions of Section 5 of this Agreement or interfere with the Executive’s performances of his duties hereunder.

2.	The first paragraph of Section 6(c) of the Agreement is hereby deleted in its entirety and replaced with the following provision:

Termination Without Cause or for Good Reason. The Company may terminate Executive’s employment without Cause at any time without notice and the Executive may terminate his employment with Good Reason upon thirty (30) days prior written notice to the Company. If during the Term the Company terminates the Executive without Cause or the Executive terminates his employment with Good Reason (as defined below), the Executive shall receive (i) a lump sum payment equal to his Base Salary (subject to compliance with the provisions of Section 5 hereof) and (ii) any tax equalization amount calculated under Section 4 hereof.

3.	Defined terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

4.	This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute one and the same instrument.

5.	This Amendment may be executed by facsimile and the facsimile execution pages will be binding upon the executing Party to the same extent as the original executed pages. The executing Party shall provide originals of the facsimile execution pages for insertion into the Amendment in place of the facsimile page.

6.	Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed the Amendment as of the date first above written.

TELEGLOBE INTERNATIONAL HOLDINGS LTD		RICHARD WILLETT

Signature:	/s/ Liam Strong	Signature:	/s/ Richard Willett
Liam Strong
President and Chief Executive Officer